LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES MASTER FUND

Sub-Item 77Q

Registrant incorporates by reference Registrant's
Amendments to 40 Act only filings dated June 23, 2008 filed on June 23, 2008.
(Accession No. 0001104659-08-041247)
Exhibit No. EX-99.(G)(1)
Exhibit No. EX-99.(G)(2)